Exhibit 4.01
VALERO GP HOLDINGS, LLC
and
COMPUTERSHARE INVESTOR SERVICES, LLC
Rights Agent
RIGHTS AGREEMENT
Dated as of July 19, 2006

-i-

     This Rights Agreement (the “Agreement”), dated as of July 19, 2006, between Valero GP Holdings, LLC, a Delaware limited liability company (the “Company”), and Computershare Investor Services, LLC (the “Rights Agent”).
     The Board of Directors of the Company has authorized and declared a distribution of one preferred unit purchase right (a “Right”) for each Unit (as hereinafter defined) of the Company outstanding as of the close of business (as hereinafter defined) on July 19, 2006 (the “Record Date”), each Right representing the right to purchase one one-hundredth of a Preferred Unit (as hereinafter defined) of the Company, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right with respect to each Unit that shall become outstanding between the Record Date and the earliest of the Distribution Date, the Redemption Date and the Final Expiration Date (as such terms are hereinafter defined).
     Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:
     Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:
     (a) “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Units of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any Initial Member (as such term is defined in the LLC Agreement), (iv) any Affiliate or Associate of any Initial Member, (v) any employee benefit plan of the Company or any Subsidiary of the Company, or (vi) any entity holding Units for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Units by the Company which, by reducing the number of units outstanding, increases the proportionate number of units beneficially owned by such Person to 15% or more of the Units of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Units of the Company then outstanding by reason of unit purchases by the Company and shall, after such unit purchases by the Company, become the Beneficial Owner of any additional Units of the Company, then such Person shall be deemed to be an “Acquiring Person.” Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person”, as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Units so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.
     (b) “Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities

Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement.
     (c) A Person shall be deemed the “Beneficial Owner” of and shall be deemed to “beneficially own” any securities:
     (i) which such Person or any of such Person’s Affiliates or Associates beneficially owns, directly or indirectly, within the meaning of Rule 13d-3 of the General Rates and Regulations under the Exchange Act as in effect on the date of this Agreement;
     (ii) which such Person or any of such Person’s Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, rights (other than these Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; or (B) the right to vote pursuant to any agreement, arrangement or understanding; provided, however, that a Person shall not be deemed the Beneficial Owner of, or to beneficially own, any security if the agreement, arrangement or understanding to vote such security (1) arises solely from a revocable proxy or consent given to such Person in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations promulgated under the Exchange Act and (2) is not also then reportable on Schedule 13D under the Exchange Act (or any comparable or successor report); or
     (iii) which are beneficially owned, directly or indirectly, by any other Person with which such Person or any of such Person’s Affiliates or Associates has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except to the extent contemplated by the proviso to Section 1(c)(ii)(B)) or disposing of any securities of the Company. Notwithstanding anything in this definition of Beneficial Ownership to the contrary, the phrase “then outstanding,” when used with reference to a Person’s Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

     (d) “Business Day” shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in New York or Illinois are authorized or obligated by law or executive order to close.
     (e) “Close of business” on any given date shall mean 5:00 P.M., Chicago, Illinois time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., Chicago, Illinois time, on the next succeeding Business Day.
     (f) “Company Security” shall mean any class or series of Units, any options, right, warrant or appreciation rights relating thereto, or any other type of equity interest that the Company may lawfully issue pursuant to the LLC Agreement, or any debt obligation of the Company that is convertible into any class or series of equity interests of the Company.
     (g) “Distribution Date” shall have the meaning set forth in Section 3 hereof.
     (h) “Final Expiration Date” shall have the meaning set forth in Section 7 hereof.
     (i) “Interest” shall mean an ownership interest of a Member in the Company, and which includes any and all benefits to which such Member is entitled as provided in the LLC Agreement, together with all obligations of such Member to comply with the terms and provisions of the LLC Agreement.
     (j) “LLC Agreement” shall mean the Second Amended and Restated Limited Liability Company Agreement of Valero GP Holdings, LLC, dated as of July 19, 2006, as the same may be amended or supplemented from time to time.
     (k) “Person” shall mean any individual, firm, corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.
     (l) “Preferred Units” shall mean Junior Participating Preferred Units of the Company having the rights and preferences set forth in the Form of Certificate of Designations attached to this Agreement as Exhibit A.
     (m) “Redemption Date” shall have the meaning set forth in Section 7 hereof.
     (n) “Subsidiary” of any Person shall mean any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.
     (o) “Unit” or “Units” shall mean an Interest of a Member in the Company representing a fractional part of the Interests of all Members in the Company; provided, however, that the term “Unit” shall not include a Preferred Unit.
     (p) “Units Acquisition Date” shall mean the first date of public announcement (which for purposes of this definition shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the Units) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable, upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and in no event be liable for, the acts or omissions of any such co-Rights Agent.
     Section 3. Issue of Right Certificates. (a) Until the earlier of (i) the tenth day after the Units Acquisition Date or (ii) the tenth business day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Units for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Units for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Units aggregating 15% or more of the then outstanding Units (including any such date which is after the date of this Agreement and prior to the issuance of the Rights; the earlier of such dates being herein referred to as the “Distribution Date”), (x) the Rights will be evidenced by the certificates for Units registered in the names of the holders thereof (which certificates shall also be deemed to be Right Certificates), or by a current ownership statement issued with respect to uncertificated Units in lieu of such a certificate (an “Ownership Statement”), and not by separate Rights Certificates, and (y) the Rights will be transferable only in connection with the transfer of Units. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, at the cost and expense of the Company to each record holder of Units as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit B hereto (a “Right Certificate”), evidencing one Right (subject to adjustment as provided herein) for each Unit so held. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates.
     (b) Attached hereto as Exhibit C is a Summary of Rights to Purchase Preferred Units (the “Summary of Rights”). With respect to certificates, or Ownership Statements, for Units outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates, or such Ownership Statements, registered in the names of the holders thereof together with the Summary of Rights. Until the Distribution Date (or the earlier of the Redemption Date or the Final Expiration Date), the surrender for transfer of any such certificate for Units, or the transfer of any Units covered by such an Ownership Statement, outstanding on the Record Date, shall also constitute the transfer of the Rights associated with the Units represented or covered thereby.
     (c) Certificates (or Ownership Statements) issued for Units which become outstanding (including, without limitation, reacquired Units referred to in the last sentence of this paragraph (c)) after the Record Date but prior to the earliest of the Distribution Date, the Redemption Date or the Final Expiration Date shall have impressed on, printed on, written on or otherwise affixed to them a legend substantially as follows:
This [certificate] [statement] also evidences and entitles the holder hereof to certain rights, subject to adjustment, as set forth in a Rights Agreement between Valero GP Holdings, LLC and Computershare Investor Services,

LLC dated as of July 19, 2006, as may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Valero GP Holdings, LLC. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this [certificate] [statement]. Valero GP Holdings, LLC will mail to the holder of this [certificate] [statement] a copy of the Rights Agreement without charge after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to, or held by, any Person who becomes an Acquiring Person (as defined in the Rights Agreement) and certain transferees thereof will become null and void.
With respect to such certificates, or Ownership Statements, containing the foregoing legend, until the Distribution Date, the Rights associated with the Units represented by such certificates, or covered by such Ownership Statements, shall be evidenced by such certificates, or such Ownership Statements, alone, and the surrender for transfer of any such certificate, or the transfer of any Units covered by such an Ownership Statement, shall also constitute the transfer of the Rights associated with the Units represented or covered thereby. In the event that the Company purchases or acquires any Units after the Record Date but prior to the Distribution Date, any Rights associated with such Units shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the Units which are no longer outstanding.
     Section 4. Form of Right Certificates. The Right Certificates (and the forms of election to purchase Preferred Units and of assignment to be printed on the reverse thereof) shall be substantially the same as Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or automated quotation system on which the Rights may from time to time be listed or traded, or to conform to usage. Subject to the provisions of Sections 11, 13 and 22 hereof, the Right Certificates shall entitle the holders thereof to purchase such number of one one-hundredths of a Preferred Unit as shall be set forth therein at the price per one one-hundredth of a Preferred Unit set forth therein (the “Purchase Price”), but the number of such one one-hundredths of a Preferred Unit and the Purchase Price shall be subject to adjustment as provided herein.
     Section 5. Countersignature and Registration. The Right Certificates shall be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its President, any of its Vice Presidents, or its Treasurer, either manually or by facsimile signature and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Right Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless countersigned. In case any officer of the Company who shall have signed any of the Right Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Right Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Right Certificates had not ceased to be such officer of the Company; and any Right Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Right Certificate, shall be a proper officer of the Company to sign such Right Certificate, although at the date of this Agreement any such person was not such an officer.
     Following the Distribution Date, the Rights Agent will keep or cause to be kept, at an office or agency designated for such purpose, books for registration and transfer of the Right Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Right Certificates, the number of Rights evidenced on its face by each of the Right Certificates and the date of each of the Right Certificates.
     Section 6. Transfer, Split Up, Combination and Exchange of Right Certificates; Mutilated, Destroyed, Lost or Stolen Right Certificates. Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date, and at or prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or Right Certificates, entitling the registered holder to purchase a like number of one one-hundredths of a Preferred Unit as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Right Certificate or Right Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Right Certificate or Right Certificates to be transferred, split up, combined or exchanged at the office or agency of the Rights Agent designated for such purpose. Thereupon the Rights Agent shall countersign and deliver to the Person entitled thereto a Right Certificate or Right Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Right Certificates.
     Subject to the provisions of Section 11(a)(ii) hereof, at any time after the Distribution Date and prior to the close of business on the earlier of the Redemption Date or the Final Expiration Date, upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Right Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company’s or Rights Agent’s request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Right Certificate if mutilated, the Company will make and deliver a new Right Certificate of like tenor to the Rights Agent for delivery to the registered holder in lieu of the Right Certificate so lost, stolen, destroyed or mutilated.
     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights. (a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the office or agency of the Rights Agent designated for such purpose, together with payment of the Purchase Price for each one one-hundredth of a Preferred Unit as to which the Rights are exercised, at or prior to the earliest of (i) the close of business on June 30, 2016 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), or (iii) the time at which such Rights are exchanged as provided in Section 24 hereof.
     (b) The Purchase Price shall be initially $100 for each one one-hundredth of a Preferred Unit purchasable pursuant to the exercise of a Right. The Purchase Price and the number of one one-hundredths of a Preferred Unit or other securities or property to be acquired upon exercise of a Right shall be subject to adjustment from time to time as provided in Section 11 or 13 hereof and shall be payable in lawful money of the United States of America in accordance with paragraph (c) of this Section 7.
     (c) Except as otherwise provided herein, upon receipt of a Right Certificate representing exercisable Rights, with the form of election to purchase duly executed, accompanied by payment of the Purchase Price for the Preferred Units (or other securities or property, as the case may be) to be purchased and an amount equal to any applicable transfer tax required to be paid by the holder of such Right Certificate in accordance with Section 9 hereof by certified check, cashier’s check or money order payable to the order of the Company, the Rights Agent shall thereupon promptly (i)(A) requisition from any transfer agent of the Preferred Units certificates for the number of Preferred Units to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) requisition from the depositary agent depositary receipts representing such number of one one-hundredths of a Preferred Unit as are to be purchased (in which case certificates for the Preferred Units represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company hereby directs the depositary agent to comply with such request, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of issuance of fractional units in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Right Certificate, registered in such name or names as may be designated by such holder and (iv) when appropriate, after receipt, deliver such cash to or upon the order of the registered holder of such Right Certificate.
     (d) Except as otherwise provided herein, in case the registered holder of any Right Certificate shall exercise less than all the Rights evidenced thereby, a new Right Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent to the registered holder of such Right Certificate or to his duly authorized assigns, subject to the provisions of Section 14 hereof.
     (e) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder of Rights upon the occurrence of any purported transfer or exercise of Rights pursuant to Section 6 hereof or this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of assignment or election to purchase set forth on the reverse side of the Right Certificate surrendered for such transfer or exercise and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) thereof as the Company shall reasonably request.
     Section 8. Cancellation and Destruction of Right Certificates. All Right Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Right Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Rights Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Right Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Right Certificates to the Company, or shall, at the written request of the Company, destroy such cancelled Right Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.
     Section 9. Availability of Preferred Units. (a) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all Preferred Units (and, following the time that a Person becomes an Acquiring Person, Units or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such Preferred Units (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable Units.
     (b) So long as the Preferred Units (and, following the time that a Person becomes an Acquiring Person, Units and other securities) issuable upon the exercise of Rights may be listed or admitted to trading on any securities exchange or quotation system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all Units reserved for such issuance to be listed or admitted to trading on such exchange or quotation system upon official notice of issuance upon such exercise.
     (c) From and after such time as the Rights become exercisable, the Company shall use its best efforts, if then necessary to permit the issuance of Preferred Units (and following the time that a Person first becomes an Acquiring Person, Units and other securities) upon the exercise of Rights, to register and qualify such Preferred Units (and following the time that a Person first becomes an Acquiring Person, Units and other securities) under the Securities Act and any applicable state securities or “Blue Sky” laws (to the extent exemptions therefrom are not available) or take any other action necessary or appropriate under any applicable securities laws, cause such registration statement and qualifications to become effective as soon as reasonably practicable after such filing and keep such registration and qualifications effective until the earlier of the date as of which the Rights are no longer exercisable for such securities and the Final Expiration Date. The Company may temporarily suspend, for a period of time not to exceed 90 days, the exercisability of the Rights in order to prepare and file a registration statement under the Securities Act and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualification in such jurisdiction shall have been obtained, or an exemption therefrom shall be available, and until a registration statement under the Securities Act (if required) shall have been declared effective.
     (d) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Right Certificates or of any Preferred Units (or Units or other securities) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Right Certificates to a Person other than, or the issuance or delivery of certificates or depositary receipts for the Preferred Units in a name other than that of, the registered holder of the Right Certificate evidencing Rights surrendered for exercise or to issue or to deliver any certificates or depositary receipts for Preferred Units upon the exercise of any Rights until any such tax shall have been paid (any such tax being payable by the holder of such Right Certificate at the time of surrender) or until it has been established to the Company’s reasonable satisfaction that no such tax is due.
     Section 10. Preferred Units Record Date. Each Person in whose name any certificate for Preferred Units is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of the Preferred Units represented thereby on, and such certificate shall be dated, the date upon which the Right Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Units transfer books of the Company are closed, such person shall be deemed to have become the record holder of such units on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Units transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Right Certificate shall not be entitled to any rights of a holder of Preferred Units for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.
     Section 11. Adjustment of Purchase Price, Number of Units or Number of Rights. The Purchase Price, the number of Preferred Units or other securities or property covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.
     (a) (i) In the event the Company shall at any time after the date of this Agreement (A) declare a distribution on the Preferred Units payable in Preferred Units, (B) subdivide the outstanding Preferred Units, (C) combine the outstanding Preferred Units into a smaller number of Preferred Units or (D) issue any Company Securities in a reclassification of the Preferred Units (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving entity), except as otherwise provided in this Section 11(a), the Purchase Price in effect at the time of the record date for such distribution or of the effective date of such subdivision, combination or reclassification, and the number and kind of Units or other Company Securities issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive the aggregate number and kind of Units or other Company Securities which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Units transfer books of the Company were open, he would have owned upon such exercise and been entitled to receive by virtue of such distribution, subdivision, combination or reclassification.
     (ii) Subject to Section 24 of this Agreement, in the event any Person becomes an Acquiring Person, each holder of a Right, except as otherwise provided in this Section 11(a)(ii), shall thereafter have a right to receive, upon exercise thereof at a price equal to the Purchase Price in effect immediately prior to such Person becoming an Acquiring Person multiplied by the number of one one-hundredths of a Preferred Unit for which a Right was exercisable immediately prior to such Person becoming an Acquiring Person, whether or not such Right was then exercisable, in accordance with the terms of this Agreement and in lieu of Preferred Units, such number of Units of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Unit for which a Right is then exercisable and dividing that product by (y) 50% of the then current per unit market price of the Company’s Units (determined pursuant to Section 11(d) hereof) on the date of such Person became an Acquiring Person; provided, however, that the Purchase Price and the number of Units so receivable upon exercise of a Right shall thereafter be subject to further adjustment as appropriate in accordance with Section 11(f) hereof. In the event that any Person shall become an Acquiring Person and the Rights shall then be outstanding, the Company shall not take any action which would eliminate or diminish the benefits intended to be afforded by the Rights.
Notwithstanding anything in this Agreement to the contrary, however, from and after the time (the “invalidation time”) when any Person first becomes an Acquiring Person, any Rights that are or were acquired or beneficially owned by (x) any Acquiring Person (or any Associate or Affiliate of such Acquiring Person), (y) a transferee of any Acquiring Person (or any such Affiliate or Associate) who became a transferee prior to or concurrently with the invalidation time pursuant to either (I) a transfer from the Acquiring Person to holders of its equity securities or to any Person with whom it has any continuing agreement, arrangement or understanding regarding the transferred Rights or (II) a transfer which the Board of Directors has determined is part of a plan, arrangement or understanding which has the purpose or effect of avoiding the provisions of this paragraph, and subsequent transferees of such Persons, shall be void and any holder of such Rights shall thereafter have no right to exercise such Rights under any provision of this Agreement. The Company shall use all reasonable efforts to ensure that the provisions of this Section 11(a)(ii) are complied with, but shall have no liability to any holder of Right Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or its

Affiliates, Associates or transferees hereunder. From and after the invalidation time, no Right Certificate shall be issued pursuant to Section 3 that represents Rights beneficially owned by an Acquiring Person whose Rights would be void pursuant to the preceding provisions of this paragraph or any Associate or Affiliate thereof; no Right Certificate shall be issued at any time upon the transfer of any Rights to an Acquiring Person whose Rights would be void pursuant to the preceding provisions of this paragraph or any Associate or Affiliate thereof or to any nominee of such Acquiring Person, Associate or Affiliate; and any Right Certificate delivered to the Rights Agent for transfer to an Acquiring Person whose Rights would be void pursuant to the preceding sentence shall be cancelled. From and after the occurrence of an event specified in Section 13, any Rights that theretofore have not been exercised pursuant to this Section 11(a)(ii) shall thereafter be exercisable only in accordance with Section 13 and not pursuant to this Section 11(a)(ii).
     (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Units entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Preferred Units (or units having the same rights, privileges and preferences as the Preferred Units (“Equivalent Preferred Units”)) or securities convertible into Preferred Units or Equivalent Preferred Units at a price per Preferred Unit or equivalent preferred unit (or having a conversion price per unit, if a security convertible into Preferred Units or Equivalent Preferred Units) less than the then current per unit market price of the Preferred Units (determined in accordance with Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Preferred Units outstanding on such record date plus the number of Preferred Units which the aggregate offering price of the total number of Preferred Units and/or Equivalent Preferred Units so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of Preferred Units outstanding on such record date plus the number of additional Preferred Units and/or Equivalent Preferred Units to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent. Preferred Units owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
     (c) In case the Company shall, at any time after the date of this Agreement, fix a record date for the making of a distribution to all holders of the Preferred Units (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving entity) of evidences of indebtedness or assets (other than a regular quarterly cash distribution, if any, or a distribution payable in Preferred Units) or subscription rights or warrants (excluding those referred to in Section 11(b) hereof), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the then current per unit market price of the Preferred Units (determined in accordance with Section 11(d)) on such record date, less the fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one Preferred Unit and the denominator of which shall be such current per unit market price of the Preferred Units. Such adjustments shall be made successively whenever such a record date is fixed; and in the event that such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.
     (d) (i) For the purpose of any computation hereunder, the “current per unit market price” of any security (a “Security” for the purpose of this Section 11(d)(i)) on any date shall be deemed to be the average of the daily closing prices per unit of such Security for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per unit market price of the Security is determined during a period following the announcement by the issuer of such Security of (A) a distribution on such Security payable in units of such Security or securities convertible into such units, or (B) any subdivision, combination or reclassification of such Security and prior to the expiration of 30 Trading Days after the ex-dividend date for such distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per unit market price shall be appropriately adjusted to reflect the current market price per unit equivalent of such Security. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Security is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Security is listed or admitted to trading or, if the Security is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System (“NASDAQ”) or such other system then in use, or, if on any such date the Security is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Security selected by the Board of Directors of the Company. The term “Trading Day” shall mean a day on which the principal national securities exchange on which the Security is listed or admitted to trading is open for the transaction of business or, if the Security is not listed or admitted to trading on any national securities exchange, a Business Day.
     (ii) For the purpose of any computation hereunder, the “current per unit market price” of the Preferred Units shall be determined in accordance with the method set forth in Section 11(d)(i). If the Preferred Units are not publicly traded, the “current per unit market price” of the Preferred Units shall be conclusively deemed to be the current per unit market price of the Units as determined pursuant to Section 11(d)(i) (appropriately adjusted to reflect any unit split, unit distribution or similar transaction occurring after the date hereof), multiplied by one hundred. If neither the Units nor the Preferred Units are publicly held or so listed or traded, “current per unit market price” shall mean the fair value per unit as determined in good faith by the Board of Directors of the Company, whose determination shall be described in a statement filed with the Rights Agent.
     (e) No adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one one-millionth of a Preferred Unit or one ten-thousandth of any other unit or security as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this Section 11 shall be made no later than the earlier of (i) three years from the date of the transaction which requires such adjustment or (ii) the date of the expiration of the right to exercise any Rights.
     (f) If as a result of an adjustment made pursuant to Section 11(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any Company Securities other than Preferred Units, thereafter the number of such other Company Securities so receivable upon exercise of any Right shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Units contained in Section 11(a) through (c), inclusive, and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the Preferred Units shall apply on like terms to any such other units.
     (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-hundredths of a Preferred Unit purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.
     (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-hundredths of a Preferred Unit (calculated to the nearest one one-millionth of a Preferred Unit) obtained by (i) multiplying (x) the number of one one-hundredths of a unit covered by a Right immediately prior to this adjustment by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.
     (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in substitution for any adjustment in the number of one one-hundredths of a Preferred Unit purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment of the number of Rights shall be exercisable for the number of one one-hundredths of a Preferred Unit for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Right Certificates have been issued, shall be at least 10 days later than the date of the public announcement. If Right Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Right Certificates on such record date Right Certificates evidencing, subject to Section 14 hereof, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Right Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Right Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Right Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein and shall be registered in the names of the holders of record of Right Certificates on the record date specified in the public announcement.
     (j) Irrespective of any adjustment or change in the Purchase Price or the number of one one-hundredths of a Preferred Unit issuable upon the exercise of the Rights, the Right Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of one one-hundredths of a Preferred Unit which were expressed in the initial Right Certificates issued hereunder.
     (k) In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the Preferred Units or other Company Securities, if any, issuable upon such exercise over and above the Preferred Units or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder’s right to receive such additional units upon the occurrence of the event requiring such adjustment.
     (l) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Preferred Units, issuance wholly for cash of any Preferred Units at less than the current market price, issuance wholly for cash of Preferred Units or securities which by their terms are convertible into or exchangeable for Preferred Units, distributions on Preferred Units payable in Preferred Units or issuance of rights, options or warrants referred to hereinabove in Section 11(b), hereafter made by the Company to holders of its Preferred Units shall not be taxable to such unitholders.
     (m) In the event that at any time after the date of this Agreement and prior to the Distribution Date, the Company shall (i) declare or pay any distribution on the Units payable in Units or (ii) effect a subdivision, combination or consolidation of the Units (by reclassification or otherwise than by payment of distributions in Units) into a greater or lesser number of Units, then in any such case (A) the number of one one-hundredths of a Preferred Unit purchasable after such event upon proper exercise of each Right shall be determined by multiplying the number of one one-hundredths of a Preferred Unit so purchasable immediately prior to such event by a fraction, the numerator of which is the number of Units outstanding immediately before such event and the denominator of which is the number of Units outstanding immediately after such event, and (B) each Unit outstanding immediately after such event shall have issued with respect to it that number of Rights which each Unit outstanding immediately prior to such event had issued with respect to it. The adjustments provided for in this Section 11(m) shall be made successively whenever such a distribution is declared or paid or such a subdivision, combination or consolidation is effected.
     Section 12. Certificate of Adjusted Purchase Price or Number of Units. Whenever an adjustment is made as provided in Section 11 or 13 hereof, the Company shall promptly (a) prepare a certificate setting forth such adjustment, and a brief statement of the facts accounting for such adjustment, (b) file with the Rights Agent and with each transfer agent for the Units or the Preferred Units a copy of such certificate and (c) mail a brief summary thereof to each holder of a Right Certificate in accordance with Section 25 hereof (if so required under Section 25 hereof). The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained and shall not be obligated or responsible for calculating any adjustment, nor shall it be deemed to have knowledge of such an adjustment unless and until it shall have received such certificate.
     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power. In the event, directly or indirectly, at any time after a Person has become an Acquiring Person, the Company shall consolidate with, or merge with and into, any other Person, any Person shall consolidate with the Company, or merge with and into the Company and the Company shall be the continuing or surviving entity of such merger and, in connection with such merger, all or part of the Units shall be changed into or exchanged for units or other securities of any other Person (or of the Company) or cash or any other property, or the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one or more transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person (other than the Company or one or more of its wholly-owned Subsidiaries), then, and in each such case, proper provision shall be made so that (i) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at a price equal to the then current Purchase Price multiplied by the number of one one-hundredths of a Preferred Unit for which a Right was exercisable (whether or not such Right was then exercisable) immediately prior to the time that any Person first became an Acquiring Person (each as adjusted in accordance with the provisions herein), in accordance with the terms of this Agreement and in lieu of Preferred Units, such number of validly authorized and issued, fully paid and nonassessable and freely tradeable common units, common shares or equivalent securities of such other Person (including the Company as successor thereto or as the surviving entity) not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall equal the result obtained by (A) multiplying the then current Purchase Price by the number of one one-hundredths of a Preferred Unit for which a Right was exercisable (whether or not such Right was then exercisable) immediately prior to the time that any Person first became an Acquiring Person (each as adjusted in accordance with the provisions herein) and dividing that product by (B) 50% of the then current per unit market price of the common units, common shares or equivalent securities of such other Person (determined pursuant to Section 11(d) hereof) on the date of consummation of such consolidation, merger, sale or transfer; (ii) the issuer of such common units, common shares or equivalent securities shall thereafter be liable for, and shall assume, by virtue of such consolidation, merger, sale or transfer, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term “Company” shall thereafter be deemed to refer to such issuer; and (iv) such issuer shall take such steps (including, but not limited to, the reservation of a sufficient number of its common units, common shares or equivalent securities) in connection with such consummation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to the common units, common shares or equivalent securities thereafter deliverable upon the exercise of the Rights. The Company shall not consummate any such consolidation, merger, sale or transfer unless prior thereto the Company and such issuer shall have executed and delivered to the Rights Agent a supplemental agreement so providing. The Company shall not enter into any transaction of the kind referred to in this Section 13 if at the time of such transaction there are any rights, warrants, instruments or securities outstanding or any agreements or arrangements which, as a result of the consummation of such transaction, would eliminate or substantially diminish the benefits intended to be afforded by the Rights. The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers.
     Section 14. Fractional Rights and Fractional Units. (a) The Company shall not be required to issue fractions of Rights or to distribute Right Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Right Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For the purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights, the fair value of the Rights on such date as determined in good faith by the Board of Directors of the Company shall be used.
     (b) The Company shall not be required to issue fractions of Preferred Units (other than fractions which are integral multiples of one one-hundredth of a Preferred Unit) upon exercise of the Rights or to distribute certificates which evidence fractional Preferred Units (other than fractions which are integral multiples of one one-hundredth of a Preferred Unit). Fractions of Preferred Units in integral multiples of one one-hundredth of a Preferred Unit may, at the election of the Company, be evidenced by depositary receipts, pursuant to an appropriate agreement between the Company and a depositary selected by it; provided, that such agreement shall provide that the holders of such depositary receipts shall have all the rights, privileges and preferences to which they are entitled as beneficial owners of the Preferred Units represented by such depositary receipts. In lieu of fractional Preferred Units that are not integral multiples of one one-hundredth of a Preferred Unit, the Company shall pay to the registered holders of Right Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one Preferred Unit. For the purposes of this Section 14(b), the current market value of a Preferred Unit shall be the closing price of a Preferred Unit (as determined pursuant to the second sentence of Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of such exercise.
     (c) The holder of a Right by the acceptance of the Right expressly waives his right to receive any fractional Rights or any fractional units upon exercise of a Right (except as provided above).
     Section 15. Rights of Action. All rights of action in respect of this Agreement, excepting the rights of action given to the Rights Agent under Section 18 hereof, are vested in the respective registered holders of the Right Certificates (and, prior to the Distribution Date, the registered holders of the Units); and any registered holder of any Right Certificate (or, prior to the Distribution Date, of the Units), without the consent of the Rights Agent or of the holder of any other Right Certificate (or, prior to the Distribution Date, of the Units), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Right Certificate (or, prior to the Distribution Date, such Units) in the manner provided in such Right Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations of any Person subject to, this Agreement.
     Section 16. Agreement of Right Holders. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:
     (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the Units;
     (b) after the Distribution Date, the Right Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or agency of the Rights Agent designated for such purpose, duly endorsed or accompanied by a proper instrument of transfer; and
     (c) the Company and the Rights Agent may deem and treat the person in whose name the Right Certificate (or, prior to the Distribution Date, the associated Units) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Right Certificates or the associated Units certificate or Ownership Statement made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent shall be affected by any notice to the contrary.
     Section 17. Right Certificate Holder Not Deemed a Unitholder. No holder, as such, of any Right Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the Preferred Units or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Right Certificate be construed to confer upon the holder of any Right Certificate, as such, any of the rights of a unitholder of the Company or any right to vote for the election of directors or upon any matter submitted to unitholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting unitholders (except as provided in Section 25 hereof), or to receive distributions or subscription rights, or otherwise, until the Right or Rights evidenced by such Right Certificate shall have been exercised in accordance with the provisions hereof.
     Section 18. Concerning the Rights Agent. The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises. The indemnification provided for hereunder shall survive the expiration of the Rights and the termination of this Agreement. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company.
     The Rights Agent may conclusively rely upon and shall be protected and shall incur no liability for, or in respect of any action taken, suffered or omitted by it in connection with, its administration of this Agreement in reliance upon any Right Certificate or certificate for the Preferred Units or Units or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons, or otherwise upon the advice of counsel as set forth in Section 20 hereof.
     Section 19. Merger or Consolidation or Change of Name of Rights Agent. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to the unit transfer or corporate trust powers of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21 hereof.
     In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Right Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of the predecessor Rights Agent and deliver such Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, any successor Rights Agent may countersign such Right Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement. In case at any time the name of the Rights Agent shall be changed and at such time any of the Right Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Right Certificates so countersigned; and in case at that time any of the Right Certificates shall not have been countersigned, the Rights Agent may countersign such Right Certificates either in its prior name or in its changed name; and in all such cases such Right Certificates shall have the full force provided in the Right Certificates and in this Agreement.
     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the Rights Agent, by all of which the Company and the holders of Right Certificates, by their acceptance thereof, shall be bound:
     (a) Before the Rights Agent acts or refrains from acting, it may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

     (b) Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.
     (c) The Rights Agent shall be liable hereunder to the Company and any other Person only for its own gross negligence or willful misconduct.
     (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Right Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.
     (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Right Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Right Certificate; nor shall it be responsible for any change in the exercisability of the Rights (including the Rights becoming void pursuant to Section 11(a)(ii) hereof) or any adjustment in the terms of the Rights (including the manner, method or amount thereof) provided for in Section 3, 11, 13, 23 or 24, or the ascertaining of the existence of facts that would require any such change or adjustment (except with respect to the exercise of Rights evidenced by Right Certificates after actual notice that such change or adjustment is required); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Preferred Units to be issued pursuant to this Agreement or any Right Certificate or as to whether any Preferred Units will, when issued, be validly authorized and issued, fully paid and nonassessable.
     (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.
     (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from any one of the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Secretary or the Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions.
     (h) The Rights Agent and any unitholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.
     (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct.
     (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
     (k) The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.
     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 days’ notice in writing mailed to the Company by registered or certified mail and to each transfer agent of the Units or Preferred Units by registered or certified mail, and to the holders of the Right Certificates by first-class mail at the cost and expense of the Company. In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to resign automatically on the effective date of such termination; and any required notice will be sent by the Company. The Company may remove the Rights Agent or any successor Rights Agent upon 30 days’ notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Units or Preferred Units by registered or certified mail, and to the holders of the Right Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Right Certificate (who shall, with such notice, submit his

Right Certificate for inspection by the Company), then the registered holder of any Right Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be (a) a corporation, limited liability company or trust company (or similar form of entity under the laws of any state of the United States or a foreign jurisdiction) authorized to conduct business under the laws of the United States or any state of the United States, which is authorized under such laws to exercise corporate trust or unitholder services powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50,000,000 or (b) an Affiliate controlled by an entity described in clause (a) of this sentence. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Units or Preferred Units, and mail a notice thereof in writing to the registered holders of the Right Certificates. Failure to give any notice provided for in this Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.
     Section 22. Issuance of New Right Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Right Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number or kind or class of units or other securities or property purchasable under the Right Certificates made in accordance with the provisions of this Agreement.
     Section 23. Redemption. (a) The Board of Directors of the Company may, at its option, at any time prior to such time as any Person first becomes an Acquiring Person, redeem all but not less than all the then outstanding Rights at a redemption price of $.001 per Right, appropriately adjusted to reflect any unit split, unit distribution or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the “Redemption Price”). The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish. The Company may, at its option, pay the Redemption Price in cash, Units (based on the current market price of the Units at the time of redemption) or any other form of consideration deemed appropriate by the Board of Directors.
     (b) Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights pursuant to paragraph (a) of this Section 23, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price. The Company shall promptly give public notice of any such redemption; provided, however, that the failure to give, or any defect in, any such notice shall not affect the validity of such redemption. Within 10 days after such action of the

Board of Directors ordering the redemption of the Rights, the Company shall mail a notice of redemption to all the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Units. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Neither the Company nor any of its Affiliates or Associates may redeem, acquire or purchase for value any Rights at any time in any manner other than that specifically set forth in this Section 23 or in Section 24 hereof, and other than in connection with the purchase of Units prior to the Distribution Date.
     Section 24. Exchange. (a) The Board of Directors of the Company may, at its option, at any time after any Person first becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 11(a)(ii) hereof) for Units at an exchange ratio of one Unit per Right, appropriately adjusted to reflect any unit split, unit dividend or similar transaction occurring after the date hereof (such exchange ratio being hereinafter referred to as the “Exchange Ratio”). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any such Subsidiary, or any entity holding Units for or pursuant to the terms of any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the Units then outstanding.
     (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive that number of Units equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Units for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 11(a)(ii) hereof) held by each holder of Rights.
     (c) The Company shall not be required to issue fractions of Units or to distribute certificates which evidence fractional Units. In lieu of such fractional Units, the Company shall pay to the registered holders of the Right Certificates with regard to which such fractional Units would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a whole Unit. For the purposes of this paragraph (c), the current market value of a whole Unit shall be the closing price of a Unit (as determined pursuant to the second sentence of

Section 11(d)(i) hereof) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.
     Section 25. Notice of Certain Events. (a) In case the Company shall propose at any time after the earlier of the Distribution Date or the Units Acquisition Date (i) to pay any distribution payable in Company Securities to the holders of its Preferred Units or to make any other distribution to the holders of its Preferred Units (other than a regular quarterly cash distribution, if any), (ii) to offer to the holders of its Preferred Units rights or warrants to subscribe for or to purchase any additional Preferred Units or Company Securities, (iii) to effect any reclassification of its Preferred Units (other than a reclassification involving only the subdivision of outstanding Preferred Units), (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person, (v) to effect the liquidation, dissolution or winding up of the Company, or (vi) to declare or pay any distribution on the Units payable in Units or to effect a subdivision, combination or consolidation of the Units (by reclassification or otherwise than by payment of distributions in Units), then, in each such case, the Company shall give to each holder of a Right Certificate, in accordance with Section 26 hereof, a notice of such proposed action, which shall specify the record date for the purposes of such unit distribution, or distribution of rights, warrants or other Company Securities, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the Units and/or Preferred Units, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least 10 days prior to the record date for determining holders of the Preferred Units for purposes of such action, and in the case of any such other action, at least 10 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the Units and/or Preferred Units, whichever shall be the earlier.
     (b) In case any event set forth in Section 11(a)(ii) or Section 13 shall occur, then the Company shall as soon as practicable thereafter give to each holder of a Right Certificate (or if occurring before the Distribution Date, the holders of Units), in accordance with Section 26 hereof, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) and Section 13 hereof.
     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Right Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

Valero GP Holdings, LLC
One Valero Way
San Antonio, Texas 78249
Attention:	Bradley C. Barron
Vice President — General Counsel and Secretary

Subject to the provisions of Section 21 hereof, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Right Certificate to or on the Rights Agent shall be sent by registered or certified mail and shall be deemed given upon receipt and addressed (until another address is filed in writing with the Company) as follows:

Computershare Investor Services, LLC
Two North LaSalle Street
Chicago, Illinois 60602
Attention:	Keith Bradley
Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Right Certificate shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.
     Section 27. Supplements and Amendments. Except as otherwise provided in this Section 27, for so long as the Rights are then redeemable, the Company may in its sole and absolute discretion, and the Rights Agent shall if the Company so directs, supplement or amend any provision of this Agreement in any respect without the approval of any holders of the Rights. At any time when the Rights are no longer redeemable, except as otherwise provided in this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order to (i) cure any ambiguity, (ii) correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein or as required to comply with any change in applicable law, (iii) shorten or lengthen any time period hereunder, or (iv) change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable; provided that no such supplement or amendment shall adversely affect the interests of the holders of Rights as such (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person), and no such amendment may cause the rights again to become redeemable or cause the Agreement again to become amendable other than in accordance with this sentence. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the thresholds set forth in Sections 1(a) and 3(a) to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Units then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any Initial Member, any Affiliate or Associate of any Initial Member, any employee benefit plan of the Company or any Subsidiary of the Company, or any entity holding Units for or pursuant to the terms of any such plan) and (ii) 10%.
     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.
     Section 29. Benefits of this Agreement. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Units) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Units).
     Section 30. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
     Section 31. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.
     Section 32. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.
     Section 33. Descriptive Headings. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.
     Section 34. Force Majeure. Notwithstanding anything to the contrary contained herein, Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

VALERO GP HOLDINGS, LLC

By:	/s/ Bradley C. Barron
Name:	Bradley C. Barron
Title:	Vice President—General Counsel and Secretary

COMPUTERSHARE INVESTOR SERVICES,
LLC, as Rights Agent

By:	/s/ Dennis V. Moccia
Name:	Dennis V. Moccia
Title:	Managing Director

Exhibit A
FORM
of
INTEREST DESIGNATION
of
JUNIOR PARTICIPATING PREFERRED UNITS, SERIES I
of
VALERO GP HOLDINGS, LLC
     Valero GP Holdings, LLC, a Delaware limited liability company (hereinafter called the “Company”), hereby certifies that the following resolution was adopted by the Board of Directors of the Company by unanimous written consent dated as of July 19, 2006:
     RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Company (hereinafter called the “Board of Directors” or the “Board”) in accordance with the provisions of the Second Amended and Restated Limited Liability Company Agreement of the Company (the “LLC Agreement”), the Board of Directors hereby creates a series of Preferred Units (the “Preferred Units”), of the Company and hereby states the designation and fixes the relative rights, preferences, and limitations thereof as set forth below in this Interest Designation. Unless otherwise defined herein, capitalized terms shall have the meanings ascribed thereto in the LLC Agreement.
     Junior Participating Preferred Units, Series I:
     Section 1. Designation and Amount. The units of such series shall be designated as “Junior Participating Preferred Units, Series I” (the “Series I Preferred Units”).
     Section 2. Distributions. Subject to the rights of the holders of any units of any series of Preferred Units (or any similar units) ranking prior and superior to the Series I Preferred Units with respect to distributions and pursuant to Section 6.3 of the LLC Agreement, the holders of units of Series I Preferred Units shall be entitled to share, on a pro rata basis, with the holders of Units representing limited liability company interests (the “Units”) of the Company in any distributions of Available Cash made by the Company. Such distributions shall be made to the Record Holders of such Series I Preferred Units in accordance with their respective Percentage Interests as of the Record Date selected by the Board of Directors. With respect to the distribution for the Quarter during which the Series I Preferred Units are first issued, the amount of Available Cash distributable to the holders of the Series I Preferred Units shall equal the amount of the Available Cash otherwise distributable to the holders of such Series I Preferred Units with respect to such Quarter multiplied by a fraction of which the numerator is the number of days in the period commencing on the date the Series I Preferred Units become issuable and ending on the last day of such Quarter and of which the denominator is the total number of days in such Quarter.

Exhibit A - 1

     Section 3. Voting Rights. The holders of units of Series I Preferred Units shall have the following voting rights:
     (A) Subject to the provision for adjustment hereinafter set forth, each unit of Series I Preferred Units shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the Unitholders of the Company. In the event the Company shall at any time declare or pay any distribution on the Units (other than the Series I Preferred Units) payable in Units, or effect a subdivision or combination or consolidation of the outstanding Units (other than the Series I Preferred Units) (by reclassification or otherwise than by payment of a distribution in Units) into a greater or lesser number of Units, then in each such case the number of votes per unit to which holders of Series I Preferred Units were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of Units (other than the Series I Preferred Units) outstanding immediately after such event and the denominator of which is the number of Units (other than the Series I Preferred Units) that were outstanding immediately prior to such event.
     (B) Except as otherwise provided herein, in any other Interest Designation creating a series of Preferred Units or any similar Company Security, or by law, the holders of units of Series I Preferred Units and the holders of Units (other than the Series I Preferred Units) of the Company having general voting rights shall vote together as one class on all matters submitted to a vote of Unitholders of the Company.
     (C) Except as set forth herein, or as otherwise provided by law, holders of Series I Preferred Units shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Units as set forth herein) for taking any action on behalf of the Company.
     Section 4. Certain Restrictions.
     (A) Whenever quarterly distributions or other distributions payable on the Series I Preferred Units as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid distributions, whether or not declared, on units of Series I Preferred Units outstanding shall have been paid in full, the Company shall not:
          (i) declare or pay distributions, or make any other dividends, on any Company Securities ranking junior (either as to distributions or upon liquidation, dissolution or winding up) to the Series I Preferred Units;
          (ii) declare or pay distributions on any Company Securities ranking on a parity (either as to distributions or upon liquidation, dissolution or winding up) with the Series I Preferred Units, except distributions paid ratably on the Series I Preferred Units and all such parity Company Securities on which distributions are payable or in arrears in proportion to the total amounts to which the holders of all such Company Securities are then entitled;
          (iii) redeem or purchase or otherwise acquire for consideration Company Securities ranking junior (either as to distributions or upon liquidation, dissolution or winding up) to the Series I Preferred Units, provided that the Company may at any time redeem, purchase or otherwise acquire Company Securities of any such junior Company Securities in exchange for

Exhibit A - 2

Company Securities ranking junior (either as to distributions or upon dissolution, liquidation or winding up) to the Series I Preferred Units; or
          (iv) redeem or purchase or otherwise acquire for consideration any units of Series I Preferred Units, or any Company Securities ranking on a parity with the Series I Preferred Units, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Company Securities upon such terms as the Board of Directors, after consideration of the respective annual distribution rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
     (B) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any Company Securities unless the Company could, under paragraph (A) of this Section 4, purchase or otherwise acquire such units at such time and in such manner.
     Section 5. Reacquired Units. Any units of Series I Preferred Units purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof.
     Section 6. Liquidation, Dissolution or Winding Up. Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made (1) to the holders of Company Securities ranking junior (either as to distributions or upon liquidation, dissolution or winding up) to the Series I Preferred Units unless, prior thereto, the holders of the Series I Preferred Units shall have received, subject to the provisions of the LLC Agreement, $100 per unit, plus an amount equal to accrued and unpaid distributions thereon, whether or not declared, to the date of such payment, provided that the holders of units of the Series I Preferred Units shall be entitled to receive an aggregate amount per Series I Preferred Unit, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per unit to holders of other Company Securities, or (2) to the holders of Company Securities ranking on a parity (either as to distributions or upon liquidation, dissolution or winding up) with the Series I Preferred Units, except distributions made ratably on the Series I Preferred Units and all such parity Company Securities in proportion to the total amounts to which the holders of all such Company Securities are entitled upon such liquidation, dissolution or winding up. In the event the Company shall at any time declare or pay any distribution on the Units (other than the Series I Preferred Units) payable in Units, or effect a subdivision or combination or consolidation of the outstanding Units (other than the Series I Preferred Units) (by reclassification or otherwise than by payment of a dividend in Units) into a greater or lesser number of Units, then in each such case the aggregate amount to which holders of units of the Series I Preferred Units were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Units (other than the Series I Preferred Units outstanding immediately after such event and the denominator of which is the number of Units (other than the Series I Preferred Units) that were outstanding immediately prior to such event.
     Section 7. Consolidation, Merger, etc. In case the Company shall enter into any consolidation, merger, combination or other transaction in which the Units (other than the Series

Exhibit A - 3

I Preferred Units) are exchanged for or changed into other units or securities, cash and/or any other property, then in any such case each Series I Preferred Unit shall at the same time be similarly exchanged or changed into an amount per unit, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of units, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Unit (other than the Series I Preferred Units) is changed or exchanged. In the event the Company shall at any time declare or pay any distribution on the Units (other than the Series I Preferred Units) payable in Units, or effect a subdivision or combination or consolidation of the outstanding Units (other than the Series I Preferred Units) (by reclassification or otherwise than by payment of a distribution in Units) into a greater or lesser number of Units, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of units of Series I Preferred Units shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Units (other than the Series I Preferred Units) outstanding immediately after such event and the denominator of which is the number of Units (other than the Series I Preferred Units) that were outstanding immediately prior to such event.
     Section 8. No Redemption. The units of Series I Preferred Units shall not be redeemable.
     Section 9. Rank. The Series I Preferred Units shall rank, with respect to the payment of distributions and the dividends of assets, junior to all series of any other class of the Company’s Preferred Units.
     Section 10. Amendment. The LLC Agreement of the Company shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series I Preferred Units so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding units of Series I Preferred Units, voting together as a single class.
     IN WITNESS WHEREOF, this Interest Designation is executed on behalf of the Company by its Chairman of the Board and attested by its Secretary this 19th day of July, 2006.

Chairman of the Board

Attest:

Secretary

Exhibit A - 4

Exhibit B
Form of Right Certificate

Certificate No. R-	Rights
     NOT EXERCISABLE AFTER JUNE 30, 2016 OR EARLIER IF REDEMPTION OR EXCHANGE OCCURS. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.001 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, AS SET FORTH IN THE RIGHTS AGREEMENT, RIGHTS OWNED BY OR TRANSFERRED TO ANY PERSON WHO BECOMES AN ACQUIRING PERSON (AS DEFINED IN THE RIGHTS AGREEMENT) AND CERTAIN TRANSFEREES THEREOF WILL BECOME NULL AND VOID AND WILL NO LONGER BE TRANSFERABLE.
Right Certificate
Valero GP Holdings, LLC
     This certifies that                                         , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of July 19, 2006 as the same may be amended from time to time (the “Rights Agreement”), between Valero GP Holdings, LLC a Delaware limited liability company (the “Company”), and Computershare Investor Services, LLC (the “Rights Agent”), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., Chicago, Illinois time, on June 30, 2016 at the office or agency of the Rights Agent designated for such purpose, or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable unit of Junior Participating Preferred Units, Series I, (the “Preferred Units”), of the Company, at a purchase price of $                     per one one-hundredth of a Preferred Unit (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Unit which may be purchased upon exercise hereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of                     , 20          , based on the Preferred Units as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of one one-hundredths of a Preferred Unit which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.
     This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights

Exhibit B - 1

Agreement are on file at the principal executive offices of the Company and the above-mentioned office or agency of the Rights Agent.
     This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent designated for such purpose, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Units as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.
     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Company at a redemption price of $.001 per Right or (ii) may be exchanged in whole or in part for Preferred Units or Units issuable by the Company.
     No fractional Preferred Units will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Unit, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.
     No holder of this Right Certificate, as such, shall be entitled to vote or receive distributions or be deemed for any purpose the holder of the Preferred Units or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a unitholder of the Company or any right to vote for the election of directors or upon any matter submitted to unitholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting unitholders (except as provided in the Rights Agreement), or to receive distributions or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.
     This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.
     WITNESS the facsimile signature of the proper officers of the Company. Dated as of                                         , 20          .

ATTEST:	VALERO GP HOLDINGS, LLC

By:

Countersigned:

COMPUTERSHARE INVESTOR SERVICES, LLC

Exhibit B - 2

By:
Authorized Signature

Exhibit B - 3

Form of Reverse Side of Right Certificate
FORM OF ASSIGNMENT
(To be executed by the registered holder if such
holder desires to transfer the Right Certificate.)
     FOR VALUE RECEIVED                                          hereby sells, assigns and transfers unto                                                              (Please print name and address of transferee) the Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint                                          Attorney, to transfer the within Rights on the books of the within-named Company, with full power of substitution.
Dated:                                         , 20          .

Signature
Signature Guaranteed:
     Signatures must be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 promulgated under the Securities and Exchange Act of 1934, as amended.

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not, and, to the knowledge of the undersigned, never have been, beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature

Exhibit B - 4

Form of Reverse Side of Right Certificate — continued
FORM OF ELECTION TO PURCHASE
(To be executed if holder desires to exercise
Rights represented by the Right Certificate.)
To: VALERO GP HOLDINGS, LLC
     The undersigned hereby irrevocably elects to exercise Rights represented by this Right Certificate to purchase the Preferred Units issuable upon the exercise of such Rights and requests that certificates for such Preferred Units be issued in the name of:
Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:
Please insert social security
or other identifying number

(Please print name and address)

Dated:                                        , 20          .

Signature
Signature Guaranteed:
     Signatures must be guaranteed by an eligible guarantor institution (bank, stockbroker, savings and loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 promulgated under the Securities and Exchange Act of 1934, as amended.

Exhibit B - 5

Form of Reverse Side of Right Certificate — continued

     The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not, and, to the knowledge of the undersigned, never have been, beneficially owned by an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement).

Signature
NOTICE
     The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.
     In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.

Exhibit B - 6

Exhibit C
SUMMARY OF RIGHTS TO PURCHASE
PREFERRED UNITS
     On July 19, 2006, the Board of Directors of Valero GP Holdings, LLC (the “Company”) declared a distribution of one preferred unit purchase right (a “Right”) for each outstanding unit representing limited liability company interests (the “Units”) of the Company. The distribution is payable to unitholders of record as of the date of the close of business on July 19, 2006. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a unit of Junior Participating Preferred Units, Series I (the “Preferred Units”), of the Company at a price of $100 per one one-hundredth of a Preferred Unit (the “Purchase Price”), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement, as amended (the “Rights Agreement”), between the Company and Computershare Investor Services, LLC, as Rights Agent (the “Rights Agent”).
     Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) have acquired beneficial ownership of 15% or more of the outstanding Units or (ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding Units (the earlier of such dates being called the “Distribution Date”), the Rights will be evidenced by certificates for Units, or by a current ownership statement issued with respect to uncertificated Units in lieu of such a certificate (an “Ownership Statement”), with a copy of this Summary of Rights attached thereto.
     The Rights Agreement provides that, until the Distribution Date (or earlier redemption or expiration of the Rights), the Rights will be transferred with and only with the Units. Until the Distribution Date (or earlier redemption or expiration of the Rights), new certificates or Ownership Statements for Units issued after the Record Date upon transfer or new issuance of Units will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Units, or the transfer of any Units covered by an Ownership Statement, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Units represented by such certificate or covered by such Ownership Statement. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Units as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.
     The Rights are not exercisable until the Distribution Date. The Rights will expire on June 30, 2016 (the “Final Expiration Date”), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed or exchanged by the Company, in each case, as described below.

Exhibit C - 1

     The Purchase Price payable, and the number of Preferred Units or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a distribution of Preferred Units on, or a subdivision, combination or reclassification of, the Preferred Units, (ii) upon the grant to holders of the Preferred Units of certain rights, options or warrants to subscribe for or purchase Preferred Units at a price, or securities convertible into Preferred Units with a conversion price, less than the then-current market price of the Preferred Units or (iii) upon the distribution to holders of the Preferred Units of evidences of indebtedness or assets (excluding regular quarterly cash distributions, if any, or distributions payable in Preferred Units) or of subscription rights or warrants (other than those referred to above).
     The number of outstanding Rights and the number of one one-hundredths of a Preferred Unit issuable upon exercise of each Right are also subject to adjustment in the event of a split of the Units or a distribution on the Units payable in Units or subdivisions, consolidations or combinations of the Units occurring, in any such case, prior to the Distribution Date.
     Preferred Units purchasable upon exercise of the Rights will not be redeemable. Each Preferred Unit will be entitled to share in the distributions of available cash made by the Company pro rata with the Units. In the event of liquidation, the holders of the Preferred Units will be entitled, subject to the provisions of the Second Amended and Restated Limited Liability Company Agreement of the Company, to a minimum preferential liquidation payment of $100 per unit but will be entitled to an aggregate payment of 100 times the payment made per Unit. Each Preferred Unit will have 100 votes, voting together with the Units. Finally, in the event of any merger, consolidation or other transaction in which Units are exchanged, each Preferred Unit will be entitled to receive 100 times the amount received per Unit. These rights are protected by customary antidilution provisions.
     Because of the nature of the Preferred Units’ dividend, liquidation and voting rights, the value of the one one-hundredth interest in a Preferred Unit purchasable upon exercise of each Right should approximate the value of one Unit.
     In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold after a person or group has become an Acquiring Person, proper provision will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of units or shares of common stock, as the case may be, of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision shall be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of Units having a market value of two times the exercise price of the Right.
     At any time after any person or group becomes an Acquiring Person and prior to the acquisition by such person or group of 50% or more of the outstanding Units, the Board of Directors of the Company may exchange the Rights (other than Rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Unit, or one

Exhibit C - 2

one-hundredth of a Preferred Unit (or of a unit of a class or series of the Company’s preferred units having equivalent rights, preferences and privileges), per Right (subject to adjustment).
     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Preferred Units will be issued (other than fractions which are integral multiples of one one-hundredth of a Preferred Unit, which may, at the election of the Company, be evidenced by depositary receipts) and in lieu thereof, an adjustment in cash will be made based on the market price of the Preferred Units on the last trading day prior to the date of exercise.
     At any time prior to the acquisition by a person or group of affiliated or associated persons of beneficial ownership of 15% or more of the outstanding Units, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the “Redemption Price”). The redemption of the Rights may be made effective at such time on such basis with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.
     The terms of the Rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to lower certain thresholds described above to not less than the greater of (i) the sum of .001% and the largest percentage of the outstanding Units then known to the Company to be beneficially owned by any person or group of affiliated or associated persons and (ii) 10%, except that from and after such time as any person or group of affiliated or associated persons becomes an Acquiring Person no such amendment may adversely affect the interests of the holders of the Rights.
     Until a Right is exercised, the holder thereof, as such, will have no rights as a unitholder of the Company, including, without limitation, the right to vote or to receive distributions.
     A copy of the Rights Agreement has been filed with the Securities and Exchange Commission as Exhibit 4.01 to the Company’s Form 8-K filed July 25, 2006. Copies of the Rights Agreement and amendments thereto are available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, as amended, which is hereby incorporated herein by reference.

Exhibit C - 3